                         SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

   Filed by the Registrant /X/

   Filed by a Party other than the Registrant / /

   Check the appropriate box:

   / /  Preliminary Proxy Statement        / / Confidential, for Use of the
                                               Commission Only (as permitted by
   /X/  Definitive Proxy Statement             Rule 14a-6(e)(2))

   / /  Definitive Additional Materials

   / /  Soliciting Material Pursuant to Section 240.14a-11(c) or
        Section 240.14a-12


                 Mercantile Bancorporation Inc.
       ----------------------------------------------------
        (Name of Registrant as Specified In Its Charter)


                 Mercantile Bancorporation Inc.
       ----------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   /X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(j)(2)
        or Item 22(a)(2) of Schedule 14A.

   / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

   / /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
        0-11.

   1)  Title of each class of securities to which transaction applies:

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   2)  Aggregate number of securities to which transaction applies:

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   3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (Set forth the amount on which the filing fee is calculated and state how it was determined.)

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   4)  Proposed maximum aggregate value of transaction:

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    / / Fee paid previously with preliminary materials.

   / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the
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   1)  Amount Previously Paid:

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   4)  Date Filed:

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

Mercantile          P.O. Box 524
Bancorporation      St. Louis, MO 63166-0524          MERCANTILE
Inc.

THOMAS H. JACOBSEN
Chairman of the Board, President
and Chief Executive Officer

                                                         March 24, 1995

DEAR SHAREHOLDER:

  You are cordially invited to attend our Annual Meeting of Shareholders, which will be held at 10:00 am on Thursday, April 27 in downtown St. Louis.

  The meeting will be in the America's Center, Cervantes Convention Center Lecture Hall, 801 Convention Plaza, St. Louis, Missouri 63101. A special card admitting you to the meeting is attached to the proxy card. Please detach and present it at the door when you arrive.

  The Notice of Annual Meeting, proxy statement, and proxy card which accompany this letter outline the matters on which action is expected to be taken at this meeting. The Board of Directors respectfully requests that you vote in favor of each of the nominees for election as directors, as set forth in the proxy statement.

  Whether or not you are able to attend the meeting, we would appreciate your dating, signing and mailing the enclosed proxy card as promptly as convenient in the return envelope that is enclosed. If you do attend the meeting, you may revoke your proxy and vote your shares in person.

  Our Annual Report for 1994 has been mailed to you under separate cover.

  Thank you for your continued support.

                          Sincerely,

                          /s/ THOMAS H. JACOBSEN

Notice:                 Mercantile
Annual Meeting          Bancorporation            MERCANTILE
of Shareholders         Inc.
April 27, 1995

  The Annual Meeting of Shareholders of Mercantile Bancorporation Inc. will be held in the America's Center, Cervantes Convention Center Lecture Hall, 801 Convention Plaza, St. Louis, Missouri 63101, on Thursday, April 27, 1995, at 10:00 am, for the following purposes:

  1. To elect four directors in Class I for terms of three years expiring in 1998.

  2. To elect one director in Class II for a term of one year expiring in 1996.

  3. To transact such other business as may properly come before the meeting or any adjournment thereof.

  Only shareholders of record at the close of business on March 10, 1995, are entitled to notice of and to vote at the meeting.

                                        THOMAS H. JACOBSEN
                                 Chairman of the Board, President
                                   and Chief Executive Officer

March 24, 1995

Proxy              Mercantile
Statement          Bancorporation             MERCANTILE
                   Inc.

  This proxy statement and the form of proxy are furnished, commencing on March 24, 1995, in connection with the solicitation of proxies by the Board of Directors of Mercantile Bancorporation Inc. ("Mercantile" or the "Corporation") to be voted at the Annual Meeting of Shareholders to be held on Thursday, April 27, 1995, on the matters set forth in the accompanying Notice of Annual Meeting. Any shareholder giving a proxy may revoke it at any time prior to its being voted. Revocation may be made effective by giving a later dated proxy or written notice to the Secretary or to the voting inspectors for the Annual Meeting of Shareholders at any time prior to the time the proxy is voted. Unless so revoked, all shares represented by proxies in the enclosed form that are properly executed and received in time for the vote will be voted.

  Mercantile will bear the entire cost of soliciting proxies in the enclosed form. Solicitation will be by mail, and directors and officers of Mercantile and its subsidiaries may solicit proxies personally or by telephone or other means, but such persons will not be specially compensated for such services. Mercantile has retained Morrow & Co. to assist in the solicitation of proxies on its behalf for a fee of approximately $4,500 plus expenses.

  Only shareholders of record at the close of business on March 10, 1995, are entitled to notice of and to vote at the meeting. On that date there were 45,681,034 shares of Mercantile's Common Stock outstanding, with each share being entitled to one vote. The election inspectors will treat abstentions as shares that are present and voting for purposes of determining the presence of a quorum and the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and voting with respect to that matter.

  Cumulative voting, as required by Mercantile's By-Laws, is applicable to all elections of directors. In the election of Class I directors, this means that a shareholder is entitled to cast as many votes as shall equal the number of shares of Common Stock of Mercantile owned by such shareholder multiplied by four, the number of directors in Class I to be elected at this Annual Meeting. A shareholder may cast all votes for a single candidate or may distribute them among two or more candidates as the shareholder may decide. Each duly executed proxy in the form enclosed will be voted for all nominees as listed on such proxy, unless otherwise directed in the proxy. If a shareholder gives a proxy in the form enclosed but withholds authority to vote for one or more of the nominees listed on the proxy, the number of votes represented by such shareholder's proxy shall be divided equally, to the extent practicable without creating fractional votes, among the remaining nominees. Since only one director will be elected in Class II at this Annual Meeting, cumulative voting will not be possible in that election.

            VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

  The following table sets forth the name and address of each beneficial owner of five percent or more of Mercantile's Common Stock known to Mercantile, showing the amount and nature of such beneficial ownership and percent of class:

                                                                                                                PERCENT OF
                                                                                                                 CLASS OF
                                                                                                                  COMMON
                  NAME AND ADDRESS                                 AMOUNT AND NATURE                         STOCK, $5.00 PAR
                OF BENEFICIAL OWNER                             OF BENEFICIAL OWNERSHIP                          VALUE<F1>
                -------------------                             -----------------------                      ----------------

     Mercantile Bank of St. Louis                 Sole Voting Power..........................3,372,452
     National Association<F2>                     Shared Voting Power..........................345,103
     ("Mercantile Bank")                          Sole Investment Power........................894,052
     P.O. Box 387                                 Shared Investment Power....................1,102,435
     St. Louis, Missouri 63166                      Total....................................4,066,661             8.9%

-----
<F1> Based upon 45,681,034 shares outstanding at March 10, 1995.

<F2> Includes shares beneficially owned as of March 10, 1995, by
     Mercantile Bank and certain other affiliates of Mercantile. Mercantile has been advised that the shares held as sole fiduciary by Mercantile Bank and such affiliates will be voted at the Annual Meeting for each of the persons nominated by the Board of Directors for election as a director. Mercantile Bank and such affiliates will also recommend to all co-trustees and co-executors that they vote in a similar manner.

                         ELECTION OF DIRECTORS

  One of the purposes of the meeting is to elect four directors in Class I to serve for terms of three years expiring in 1998 and one director in Class II to serve for a term of one year expiring in 1996. The persons named on the enclosed form of proxy intend to vote all duly executed proxies received "FOR" the election to the Board of Directors of each of the nominees, except as otherwise directed in any proxy. The four nominees receiving the highest number of votes in the Class I election will be elected as Class I directors and the nominee receiving the highest number of votes in the Class II election will be elected as a Class II director. All nominees are currently directors of Mercantile.

  In the event any nominee declines or is unable to serve, it is intended that the proxies for the election of such nominee will be voted for a successor nominee designated by the Board of Directors. The Board of Directors has no reason to believe that any nominee will decline or be unable to serve if elected.

  The name, age, principal occupation or position and other directorships with respect to the nominees and the other directors whose terms of office as directors will continue after the meeting is set forth below. Each of the directors or nominees has held the currently listed position or another executive position with the same employer for more than five years except as set forth beside his name.

   CLASS I-TO BE ELECTED FOR A TERM OF THREE YEARS EXPIRING IN 1998

  THOMAS A. HAYS, 62-Director beginning in 1984; Deputy Chairman of The May Department Stores Company, retail stores; Director of The May
Department Stores Company and Union Electric Company.

  HARVEY SALIGMAN, 56-Director beginning in 1982; Managing Partner of Cynwyd Investments, real estate investment company; Director of Union Electric Company.

  PATRICK T. STOKES, 52-Director beginning in 1992; President of
Anheuser-Busch, Inc., brewer of beer and other malt beverages.

  JOHN A. WRIGHT, 52-Director beginning in 1986; President and Chief Executive Officer of Big River Minerals Corp., natural resources investment firm.

    CLASS II-TO BE ELECTED FOR A TERM OF ONE YEAR EXPIRING IN 1996

  FRANCIS A. STROBLE, 64-Director beginning in 1986; retired Senior Vice President and Chief Financial Officer of Monsanto Company, manufacturer of chemicals; Director of Johnstown America Industries, Inc.

               CLASS II-TO CONTINUE IN OFFICE UNTIL 1996

  RICHARD P. CONERLY, 70-Director beginning in 1975; retired Chairman of Orion Capital Inc., management company; Director of The Kellwood Company and LaBarge, Inc.

  EARL K. DILLE, 67-Director beginning in 1979; retired President of Union Electric Company, public utility company; Director of Union
Electric Company.

  J. CLIFF EASON, 47-Director beginning in 1993; President, Network Services of Southwestern Bell Telephone Company, communications industry company; Director of Reinsurance Group of America, Inc. Mr. Eason served as President of Southwestern Bell Telephone of the Midwest from July 1992 to July 1993, as President and Chief Executive Officer of Metromedia Paging Services, Inc. from May 1991 to June 1992, and for more than five years prior thereto, in various capacities with other affiliates of SBC Communications, Inc.

  WILLIAM A. HALL, 49-Director beginning in 1993; Assistant to the Chairman, Hallmark Cards, Inc., manufacturer of greeting cards and related products; Director of Payless Cashways, Inc. and AgriStar, Inc.

  WILLIAM G. HECKMAN, 69-Director beginning in 1979; former Chairman and Chief Executive Officer of Arch Mineral Corporation, a coal mining company; Director of Arch Mineral Corporation.

  CHARLES H. PRICE II, 64-Director beginning in 1992; Chairman of the Board of Mercantile Bank of Kansas City since May 1992; Director of The New York Times Co., Texaco, Inc., Sprint, Inc., Hanson plc and British Airways plc. Mr. Price served as United States Ambassador to the United Kingdom of Great Britain and Northern Ireland from 1983 to 1989 and as Chairman of the Board, President and Chief Executive Officer of Ameribanc, Inc. from October 1990 until May 1992.

              CLASS III-TO CONTINUE IN OFFICE UNTIL 1997

  HARRY M. CORNELL, JR., 66-Director beginning in 1991; Chairman and Chief Executive Officer of Leggett & Platt, Inc., manufacturer of components used primarily in the furniture and bedding industry; Director of Leggett & Platt, Inc. and Ennis Business Forms, Inc.

  BERNARD A. EDISON, 67-Director beginning in 1971; Director Emeritus of Edison Brothers Stores, Inc., retail specialty stores; Director of Anheuser-Busch Companies, Inc., General American Life Insurance Company and Reinsurance Group of America, Inc.

  THOMAS H. JACOBSEN, 55-Director beginning in 1989; Chairman of the Board, President and Chief Executive Officer of Mercantile; Director of Union Electric Company and Student Loan Marketing Association.

  CRAIG D. SCHNUCK, 46-Director beginning in 1991; Chairman and Chief Executive Officer of Schnuck Markets, Inc., retail supermarket chain; Director of Schnuck Markets, Inc. and Edison Brothers Stores, Inc.

  ROBERT L. STARK, 61-Director beginning in 1993; Dean of University of Kansas Regents Center, educational institution, since September 1993; Director of Packer Plastics Inc. and Century Products Co. Mr. Stark served as Executive Vice President of Hallmark Cards, Inc. from January 1986 to March 1993.


                   BOARD OF DIRECTORS AND COMMITTEES

  During 1994 there were six meetings of the Board of Directors. All of the directors attended not less than 75% of the aggregate number of meetings of the Board of Directors and of the committees on which they served during the year, except Bernard A. Edison and Patrick T. Stokes.

  The standing committees of the Board of Directors include the Audit Committee, the Community Relations Committee, the Compensation and Management Development Committee, the Credit Policy Committee, the Executive Committee and the Nominating and Board Affairs Committee.

  The members of the Audit Committee are Messrs. Richard P. Conerly, Chairman, J. Cliff Eason, William A. Hall, Patrick T. Stokes, Francis
A. Stroble and John A. Wright. The Audit Committee met four times in 1994. The duties of the Audit Committee include meeting with the independent auditors, management, internal auditors and credit review personnel periodically to review the work of each and ensure that each is properly discharging its responsibilities.

  The members of the Community Relations Committee are Messrs. Earl K. Dille, Chairman, Craig D. Schnuck and Joseph G. Werner<F1>. The Community Relations Committee met two times in 1994. The Community Relations Committee reviews the implementation and administration of all programs and initiatives intended to meet the credit needs of the communities served by the Corporation's banking subsidiaries and acts to ensure compliance by such subsidiaries with the Community Reinvestment Act and all rules and regulations promulgated pursuant thereto.

  The members of the Compensation and Management Development Committee are Messrs. Bernard A. Edison, Chairman, Harry M. Cornell, Jr., Thomas
A. Hays, James B. Malloy<F1> and Harvey Saligman. The Compensation and Management Development Committee, which met three times in 1994, reviews and approves the salaries of executive officers of the Corporation and Mercantile Bank, as well as selected subsidiary chief executive officers, and authorizes all other forms of executive compensation. The Compensation and Management Development Committee administers Mercantile's executive incentive plans.

  The members of the Credit Policy Committee are Messrs. William G. Heckman, Chairman, Earl K. Dille, James B. Malloy, Charles H. Price II, and Robert L. Stark. The Credit Policy Committee met three times in 1994. The Credit Policy Committee reviews the Corporation's position on credit and credit-related issues and the policies and guidelines formulated and developed by the Corporation to manage credit risk levels consistent with such position and with all applicable laws, rules and regulations.

  The members of the Executive Committee are Messrs. Thomas H. Jacobsen, Chairman, Richard P. Conerly, Earl K. Dille, Bernard A. Edison, Thomas A. Hays and William G. Heckman. The Executive Committee may exercise all powers of the Board of Directors which may lawfully be delegated when the Board of Directors is not in session. The Executive Committee met four times in 1994.

  The members of the Nominating and Board Affairs Committee, which proposes nominees for election to the Board of Directors, are Messrs. Thomas A. Hays, Chairman, Thomas H. Jacobsen and Harry M. Cornell, Jr. The Nominating and Board Affairs Committee will consider written recommendations of shareholders with regard to potential nominees. Shareholder recommendations must contain certain information regarding the potential nominee and comply with certain requirements for presentation as set forth in Mercantile's By-laws. The Nominating and Board Affairs Committee met one time in 1994.

[FN]
-----
<F1> Messrs. Werner and Malloy will not stand for reelection to the
     Board of Directors of the Corporation and, therefore, their individual terms as directors will terminate effective as of the date of the Annual Meeting of Shareholders. Each is expected to serve the Board in an advisory capacity thereafter.

                            DIRECTORS' FEES

  Directors who are not officers of Mercantile or any of its subsidiaries are paid an annual retainer of $15,000 ($17,000 for Committee Chairmen), as well as $1,000 for attendance at each meeting of the Board of Directors and $500 for attendance at meetings of its standing committees.

  Pursuant to the Mercantile Bancorporation Inc. 1994 Stock Incentive Plan for Non-Employee Directors (the "Director Plan"), each director not otherwise employed by Mercantile and its subsidiaries is to receive stock units ("Stock Units"), each of which is the equivalent of one share of Mercantile's Common Stock, as an adjunct to their annual retainer for services rendered or to be rendered as directors. Stock Units are awarded annually at the time of the annual meeting of Mercantile's shareholders ("Annual Awards") and quarterly at the time dividends are payable in respect of Mercantile's Common Stock ("Quarterly Awards"), and credited to accounts (each a "Stock Unit Account") established by Mercantile for the benefit of each non-employee director. Annual Awards of Stock Units to each non-employee director are limited to the lesser of (a) the number determined by dividing Ten Thousand Dollars ($10,000.00) by the "Fair Market Value" of Mercantile's Common Stock (as defined in the Director Plan) at the time of the award, or (b) one hundred fifty (150). Quarterly Awards to each non-employee director will be in amounts equal to (a) a product of the per-share dividend payable with respect to Mercantile's Common Stock on the date of the award, multiplied by the number of Stock Units previously credited to such non-employee director's account, divided by (b) the "Fair Market Value" of a share of Mercantile's Common Stock on that date. During 1994, non-employee directors received a total of 2,763.397 stock units in Annual and Quarterly Awards.

  In addition, pursuant to the Director Plan, a non-employee director can elect to defer until after the termination of services as a director (or earlier change in control of Mercantile) the receipt of all or a portion of the retainer and/or meeting fees to which such director is entitled. Amounts so deferred will be credited, at the option of the electing non-employee director, to either (a) an interest-bearing cash account established by Mercantile for the benefit of such non-employee director (each a "Cash Account") which will be adjusted for gains or losses based upon an investment index selected by such non-employee director, or (b) to such director's Stock Unit Account. Deferred cash amounts credited to Stock Unit Account will be contemporaneously converted to Stock Units on a fair market value-equivalent basis.

  The total number of Stock Units in a non-employee director's Stock Unit Account and funds, if any, credited to such director's Cash Account shall be distributed to the non-employee director in the form of an equivalent number of shares of Mercantile's Common Stock and in cash, respectively, following the termination of service of such non-employee director (or earlier change in control of Mercantile); provided, however, that no distribution shall be made in respect of Annual Awards earlier than twelve months following the date of such grant. In lieu of fractional shares of Mercantile's Common Stock, each non-employee director entitled to receive payments in respect of Stock Units will receive cash in an amount determined by multiplying the fractional share interest to which such director would otherwise be entitled by the then Fair Market Value thereof.

  Pursuant to the Retirement Plan for Directors, Mercantile provides retirement benefits to non-employee directors who retire from the Board after attaining 60 years of age and completing five years of service on the Board of Directors. Benefits are generally paid monthly during such director's life in the amount of 1/12 of the annual directors' retainer, for the number of months equalling the number of months such director served on the Board. Directors who were serving on July 1, 1989 and who remain on the Board until the age of 70 will receive such monthly benefits during their lifetimes following retirement from the Board without regard to the number of months or years served.

              BENEFICIAL OWNERSHIP OF STOCK BY MANAGEMENT

  The following information is furnished as of March 10, 1995, to indicate beneficial ownership of shares of Mercantile's Common Stock by each director and by each executive officer named in the Summary Compensation Table, individually, and all directors and executive officers as a group. Section 16(a) of the Securities Exchange Act of 1934 requires Mercantile's directors and executive officers ("Reporting Persons") to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of Mercantile. To Mercantile's knowledge, based solely on its review of the copies of such reports furnished to Mercantile and written representations by such directors and executive officers that no other reports were required, during the year ended December 31, 1994, all Section 16(a) filing requirements applicable to Reporting Persons were timely met.

                                                                                                     AMOUNT BENEFICIALLY
                  NAME OF BENEFICIAL OWNER                                                                OWNED<F1>
                  ------------------------                                                           -------------------
                  Richard P. Conerly.......................................................               8,857<F2>
                  Harry M. Cornell, Jr. ...................................................               2,100
                  Earl K. Dille............................................................               3,750<F3>
                  J. Cliff Eason...........................................................                 750<F4>
                  Bernard A. Edison........................................................               8,500<F5>
                  William A. Hall..........................................................               4,438<F6>
                  Thomas A. Hays...........................................................               5,700<F7>
                  William G. Heckman.......................................................              35,018<F8>
                  Thomas H. Jacobsen.......................................................             333,625<F9>
                  Charles H. Price.........................................................             335,801<F10>
                  Harvey Saligman..........................................................               4,490<F11>
                  Craig D. Schnuck.........................................................               4,250<F12>

                                    8

                                                                                                     AMOUNT BENEFICIALLY
                  NAME OF BENEFICIAL OWNER                                                                OWNED<F1>
                  ------------------------                                                           -------------------
                  Robert L. Stark..........................................................               2,317<F13>
                  Patrick T. Stokes........................................................                 750
                  Francis A. Stroble.......................................................               1,573<F14>
                  John A. Wright...........................................................               1,292<F15>
                  W. Randolph Adams........................................................              31,478<F16>
                  Ralph W. Babb, Jr........................................................              70,186<F16>
                  Michael J. Gorman........................................................             298,488<F16><F17>
                  Richard C. King..........................................................             174,792<F16><F18>
                  Directors and executive officers as a group (29 persons).................           1,555,035<F16>

-----
 <F1> Based on 45,681,034 shares outstanding as of March 10, 1995, no director or executive officer beneficially owned in excess of one percent of the outstanding Common Stock and all directors and executive officers as a group beneficially owned 3.3% of the outstanding Common Stock and outstanding options exercisable within 60 days of March 10, 1995. Unless otherwise noted, each individual named has sole voting and investment power with respect to all shares listed as beneficially owned.

 <F2> Mr. Conerly holds all shares included above jointly with his wife.
      Mr. Conerly has shared voting and investment power with respect to these shares.

 <F3> Mr. Dille holds 2,250 shares included above in the Martha V. Dille
      Trust, of which Martha V. Dille and Earle K. Dille are trustees. Mr. Dille has shared voting and investment power with respect to these shares. Mr. Dille holds the remaining 1,500 shares included above in the Earl K. Dille Trust, a revocable living trust.

 <F4> Mr. Eason holds all shares included above in the Joseph C. Eason
      Trust, a revocable living trust.

 <F5> Mr. Edison disclaims beneficial ownership of 1,000 shares included above, which are held by his wife and over which he has no voting or investment power.

 <F6> Mr. Hall holds all shares included above in the William Austin
      Hall Revocable Trust.

 <F7> Mr. Hays holds all shares included above in a revocable trust of which Mr. Hays is grantor, trustee and beneficiary.

 <F8> Mr. Heckman holds 33,500 shares included above in two trusts of which Mr. Heckman is trustee and beneficiary. Mr. Heckman disclaims beneficial ownership of the remaining 1,518 shares included above, which are held in trusts of which he is a co-trustee. Mr. Heckman has shared voting and investment powers with respect to said 1,518 shares.

 <F9> As of March 10, 1995, Mr. Jacobsen held 24,900 shares included above that are restricted shares subject to forfeiture by and reversion back to Mercantile in the event that Mr. Jacobsen terminates his employment with Mercantile during specified time periods. Mr. Jacobsen holds 62,550 shares included above in a trust of which Mr. Jacobsen is trustee. The total set forth in the table above also includes 240,562 shares subject to stock options held by Mr. Jacobsen which are either presently exercisable or which are exercisable within 60 days of March 10, 1995.

<F10> Mr. Price disclaims beneficial ownership of 117,486 shares included above which are held in a trust of which Mr. Price is co-trustee and income beneficiary. Mr. Price has shared voting and investment power with respect to these shares. Mr. Price disclaims beneficial ownership of 150 shares included above which he holds as custodian for his granddaughter. The total set forth above also includes 20,640 shares subject to stock options held by Mr. Price which are either presently exercisable or which are exercisable within 60 days of March 10, 1995.

<F11> Mr. Saligman disclaims beneficial ownership of 430 shares included above which are owned by his wife and 1,623 shares included above which are owned by his wife as custodian for three children. Mr. Saligman has no voting or investment power with respect to these shares.

<F12> Mr. Schnuck holds all of the shares included above jointly with his wife. Mr. Schnuck has shared voting and investment power with respect to these shares.

<F13> Mr. Stark holds all of the shares included above in a revocable trust of which Mr. Stark is grantor, trustee and beneficiary.

                                    9


<F14> Mr. Stroble holds 958 shares included above jointly with his wife.
      Mr. Stroble has shared voting and investment power with respect to these shares. An additional 600 shares included above are held in his wife's revocable trust. Mr. Stroble has no investment or voting power with regard to said shares and disclaims beneficial ownership of the same.

<F15> Mr. Wright holds all shares included above jointly with his wife.
      Mr. Wright has shared voting and investment power with respect to these shares.

<F16> As of March 10, 1995, Messrs. Adams, Babb and Gorman and all
      directors and executive officers as a group held 7,875, 7,425, 6,465 and 90,540 shares, respectively, included above that are restricted shares subject to forfeiture by and reversion back to Mercantile in the event of the termination of the executive officer's employment with Mercantile during specified time periods and under certain circumstances. The totals set forth in the table above also include 18,750, 37,125, 140,649, 7,500, and 585,980 shares subject to stock options held by Messrs. Adams, Babb, Gorman and King, and all directors and executive officers as a group, respectively, which are either presently exercisable or which are exercisable within 60 days of March 10, 1995.

<F17> Mr. Gorman holds 47,989 of the shares included above jointly with his wife. He has shared voting and investment power with respect to these shares. In addition, 46,604 of the shares included above are held by Mr. Gorman's wife. Mr. Gorman has no investment or voting power with respect to these shares. Mr. Gorman disclaims beneficial ownership of 738 shares included above which are held by his daughter. Mr. Gorman has no investment or voting power with respect to his daughter's shares.

<F18> Mr. King disclaims beneficial ownership of a total of 50,788 shares included above, 16,479 of which are held by a family trust, 17,155 of which are held by his wife as custodian for his daughter, and 17,154 of which are held in an irrevocable trust for the benefit of his son.

           COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE
        REPORT TO SHAREHOLDERS REGARDING EXECUTIVE COMPENSATION

OVERALL POLICY

  Mercantile's executive compensation program is closely linked to corporate performance and returns to shareholders. To this end, Mercantile employs an overall compensation strategy and specific compensation plans that tie executive compensation to Mercantile's success in meeting specified performance goals. The overall objectives in this strategy are to attract and retain the best possible executive talent, to motivate these executives to achieve the goals contained in Mercantile's business strategy, to link executive and shareholder interests through equity-based plans, and to provide a compensation package that recognizes and rewards individual contributions, including job performance, as well as overall business results.

  Each year the Compensation and Management Development Committee (the "Committee") conducts a review of Mercantile's executive compensation program. This review includes a comprehensive assessment of the effectiveness of Mercantile's compensation program and a comparison of Mercantile's executive compensation, corporate performance and total return to shareholders to the bank holding companies included in the Keefe, Bruyette and Woods 50 Index (the "KBW 50 Index"), which consists of 50 of the larger United States bank holding companies, and which Mercantile has also utilized for the comparison of total cumulative return to shareholders included in this proxy statement. While the strongest competitors for executive talent are believed to be regional bank holding companies with assets of greater than $10 billion located primarily in the midwestern and southern United States, competitor companies for certain executive positions may be non-banking companies and/or may be located outside of the primary geographic recruitment area.

  The Committee determines the compensation of all of the executive officers who serve on Mercantile's Management Executive Committee, including the named executive officers whose compensation is detailed in this proxy statement. The Committee also sets compensation policies for approximately 220 other officers, comprising the next most highly compensated officers of Mercantile and its subsidiaries. In reviewing the individual performance of the executives whose compensation is detailed in this proxy statement (other than Mr. Jacobsen), the Committee takes into account the views of Mr. Jacobsen.

  The key elements of Mercantile's executive compensation program consist of base salary, annual performance-based cash incentives, and stock-based incentives such as stock options, restricted performance units and restricted stock. Initial employment terms for Mercantile's executive officers have generally been provided for in employment agreements or other understandings. Such agreements or understandings have typically established minimum base salaries and, in certain cases, initial cash and stock-based incentive awards. Subsequent adjustments to base salaries and subsequent cash and stock-based incentive awards are determined by the Committee in accordance with the criteria set forth in this report. The Committee's policies with respect to each of these elements are discussed below. In addition, while the elements of compensation described below are considered separately, the Committee's policies take into account the total compensation package of each executive officer, including pension benefits, supplemental retirement benefits, insurance and other benefits, along with the programs described below.


BASE SALARIES

  Base salaries for executive officers who serve on Mercantile's Management Executive Committee are initially determined by evaluating the responsibilities of the position held and the skills, knowledge, and experience of the individual, and by referring to the competitive marketplace for executive talent, including a comparison of base salaries for comparable positions at other companies deemed to be competitors of Mercantile in the hiring of comparable executive officers. There is a positive correlation between the asset size of banking institutions and the salaries of executive officers; therefore, base salaries for 1994 for such officers were targeted by comparison to average salaries paid for comparable positions with banks included in the KBW 50 Index on an asset-size adjusted basis.

  Salary adjustments in respect of such executive officers are determined annually by evaluating the competitive marketplace and the performance of Mercantile and of such executive officer during the preceding year and, when applicable, taking into account new responsibilities assigned to the executive officer during the year. Each such executive officer's performance is, additionally, evaluated on the basis of achieving specified financial goals, such as annual and long-term net income, overhead, expense-to-assets ratio and return on asset goals. While these objective criteria are considered in the final recommendation of the Committee, subjective evaluations are also considered. No single criteria predominates in this process. For 1994, executive officers received base salary increases of up to 4% over their respective 1993 base salaries.

  The base salary paid to Mr. Jacobsen in 1994 is thought by the Committee to be competitive in the external marketplace on an asset-size adjusted basis and reflective of Mercantile's success in meeting its financial goals in 1993, and the assessment by the Committee of Mr. Jacobsen's individual performance. Mr. Jacobsen's 1994 base salary was increased by 4% over 1993.

ANNUAL INCENTIVES

  Each of Mercantile's executive officers is eligible for an annual cash incentive award. This cash award is designed to provide an incentive for the participating executive officers to achieve annual performance goals which are based on individual, business unit and corporate measures. For 1994, the target opportunities for the executive officers expressed as a percent of base salary, were based upon the median of incentive opportunities for similar positions at the companies included in the KBW 50 Index. Performance objectives for the funding of the annual incentive target opportunities were based on achievement of net income and return on asset goals set by the Committee at the beginning of 1994. The Corporation met both goals in 1994. Additionally, each executive officer was given specific objectives with respect to the Corporation, business unit and individual performance, including, but not limited to, asset growth, asset quality, deposit growth, and productivity improvement. The named executives met their objectives in 1994. Mr. Jacobsen participates in the 1994 Executive Incentive Compensation Plan which was approved by shareholders at the 1994 Annual Meeting of Shareholders. For 1994, Mr. Jacobsen's incentive target was based on the Corporation's achievement of strategic objectives for net income, return on assets and productivity improvement, which objectives were met.

STOCK-BASED INCENTIVES

  Under Mercantile's 1994 Stock Incentive Plan, stock options, restricted performance units and restricted stock may be granted to Mercantile's executive officers. The Committee sets guidelines for the size of stock option, restricted performance unit and restricted stock awards based on the responsibilities of the position held, the skills, knowledge and experience of the executive officer, the competitive compensation data from the peer group and the Corporation's financial performance. Beginning in 1994, stock-based, long-term incentives are targeted to the 75th percentile practices of the companies included in the KBW 50 Index. While such stock-based incentives primarily reflect competitive practices, past incentive awards are also considered.

  Stock options and restricted performance unit awards are designed to align the interests of executives with those of the shareholders. Stock options are granted with an exercise price equal to the market price of Mercantile's Common Stock on the date of grant and vest over four years beginning one year following the date of grant. Stock option grants in 1994 for Mr. Jacobsen and other members of the Management Executive Committee were three-year, front-loaded grants. These options will vest over a six-year period beginning two years following the date of grant. Restricted performance units granted in 1994 will fully or partially vest based upon achievement of Mercantile's three-year earnings per share growth target. Restricted stock is generally granted during the first year an executive becomes a member of senior management. Restricted stock awards typically vest over a period of at least five years beginning three years following the date of grant. This approach is designed to focus the executives on the creation of shareholder value over the long term since the full benefit of the compensation package cannot be realized unless stock price appreciation occurs over a number of years.

  In 1994, Mr. Jacobsen received options to purchase 108,000 shares with an exercise price of $32.50 per share and 12,000 restricted performance units.

EXECUTIVE STOCK OWNERSHIP GUIDELINES

  In 1994 Mercantile adopted stock ownership guidelines for its executive officers. Executives who were members of the Management Executive Committee as of January 1, 1994, have until December 31, 1998, to acquire the specified number of shares of Mercantile's Common Stock. Those executives who join the Management Executive Committee after that date have five years from the date they become a member of the Management Executive Committee to acquire the specified shares. The guidelines for Mr. Jacobsen and line and staff Management Executive Committee members are 78,750, 19,800 and 10,800 shares respectively.

DEDUCTIBILITY OF EXECUTIVE OFFICER COMPENSATION

  The Committee's policy with respect to the tax deductibility of executive compensation in excess of $1 million is to structure benefit plans in such a manner that permits the deductibility of such compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") when Mercantile can do so without material change to its overall compensation program.

                    THE COMPENSATION AND MANAGEMENT
                         DEVELOPMENT COMMITTEE

                           BERNARD A. EDISON
                              (CHAIRMAN)

     HARRY M. CORNELL, JR.                 THOMAS A. HAYS
       JAMES B. MALLOY                     HARVEY SALIGMAN

                  COMPENSATION OF EXECUTIVE OFFICERS

  The following table sets forth the compensation of the named executive officers for each of the last three years:

                                                     SUMMARY COMPENSATION TABLE


                                                          ANNUAL COMPENSATION                LONG TERM COMPENSATION
                                             -------------------------------------------------------------------------
                                                                              OTHER          RESTRICTED    SECURITIES  ALL OTHER
                                                                             ANNUAL             STOCK      UNDERLYING   COMPEN-
                                                SALARY        BONUS       COMPENSATION        AWARDS<F1>    OPTIONS    SATION<F2>
NAME & PRINCIPAL POSITION             YEAR        ($)          ($)             ($)               ($)          (#)         ($)
-------------------------             ----      ------        -----       ------------        ----------   ----------  ----------
Thomas H. Jacobsen                    1994     $546,300     $477,944         $46,099          $      0      108,000     $83,530
Chairman, President and               1993      525,300      392,662          32,869                 0      150,000      92,828
Chief Executive Officer               1992      510,000      331,500          31,856                 0       30,750      44,618

Richard C. King<F3>                   1994      260,000      136,481           7,476                 0       24,750      33,925
President and Chief                   1993      250,000      115,000           3,362                 0       15,000      40,771
Executive Officer,                    1992         N/A          N/A             N/A               N/A          N/A         N/A
Mercantile Bank of
Kansas City

Michael J. Gorman<F4>                 1994      250,000      139,980               0           240,013            0      13,255
Chairman, Mercantile                  1993         N/A          N/A             N/A               N/A          N/A         N/A
Bank of St. Louis                     1992         N/A          N/A             N/A               N/A          N/A         N/A
National Association

Ralph W. Babb, Jr.                    1994      238,500      139,105           5,287                 0       33,750      26,794
Vice Chairman                         1993      229,300      141,593           4,782                 0       37,500      31,750
                                      1992      222,600      122,430           3,468                 0        7,500      18,383

W. Randolph Adams                     1994      230,000      145,348           6,840                 0       33,750      26,983
Executive Vice President and          1993      194,500      109,406           5,317                 0       30,000      26,360
Chief Financial Officer               1992      189,000       91,000           4,396           276,500            0      16,695

-----

<F1> Restricted stock awarded to Mr. Adams vests at the rate of 25% of total shares after three years from the date of grant, an additional 25% after four years from the date of grant and the balance of the shares after five years from the date of grant. Restricted stock awarded to Mr. Gorman vests on January 31, 1996, or, if earlier, the date his employment is terminated either involuntarily other than for cause or voluntarily for good reason. As of December 31, 1994, Messrs. Jacobsen, Gorman, Babb and Adams held an aggregate of 37,350, 6,465, 11,137 and 10,500 shares of restricted stock, respectively (including the restricted stock awards referred to in the table), having an aggregate value on such date of $1,167,188, $202,031, $348,031 and $328,125 respectively.
     Holders of shares of restricted stock receive dividends on such shares during the period of restriction.

<F2> Included in the totals set forth in this column in respect of
     Messrs. Jacobsen, King, Gorman, Babb and Adams are the profit sharing and/or matching contributions of $46,327, $22,450, $13,255, $19,764 and $17,569 for their respective accounts under Mercantile's Savings and Incentive Plan, Supplemental Savings Plan and Stock Purchase Plan, and premiums of $37,203, $11,475, $0, $7,030 and $9,414 paid by Mercantile on non-split dollar life insurance policies for such officers, respectively, under Mercantile's Management Life Insurance Plan.

<F3> Mr. King's employment with Mercantile commenced on January 4, 1993.

<F4> Mr. Gorman's employment with Mercantile commenced on February 1, 1994.

OPTION GRANTS IN LAST FISCAL YEAR

  The following table sets forth information concerning stock option grants made in the fiscal year ended December 31, 1994, to the individuals named in the Summary Compensation Table:


                                                                                                                    GRANT DATE
                                                             INDIVIDUAL GRANT VALUES                                  VALUE
                                      --------------------------------------------------------------------          ----------
                                       NUMBER OF
                                      SECURITIES          PERCENT OF
                                      UNDERLYING        TOTAL OPTIONS                                               GRANT DATE
                                        OPTIONS            GRANTED           EXERCISE OR                             PRESENT
                                        GRANTED          EMPLOYEES IN        BASE PRICE         EXPIRATION           VALUE<F2>
               NAME                     <F1>(#)          FISCAL YEAR           ($/SH)              DATE                ($)
               ----                   ----------        -------------        -----------        ----------          ----------
Thomas H. Jacobsen.................     108,000             15.03%             $32.50             1/18/04           $  642,470

Richard C. King....................      24,750              3.44               32.50             1/18/04              147,233

Michael J. Gorman..................           0                 0                N/A                N/A                   N/A

Ralph W. Babb, Jr..................      33,750              4.70               32.50             1/18/04              200,772

W. Randolph Adams..................      33,750              4.70               32.50             1/18/04              200,772

All Optionees......................     718,489            100.00               32.43<F3>         Various            3,187,027

-----
<F1> The exercise price may be paid in cash or by such other method permitted by the Compensation and Management Development Committee, including (a) tendering (either actually or by attestation) shares of Mercantile's Common Stock already owned having a fair market value equal to the cash exercise price of the option being exercised, (b) surrendering another Mercantile Stock award having a fair market value on the date of exercise equal to the cash exercise price of the option being exercised, or (c) any combination of the foregoing. Options generally terminate on the earlier of: ten years after grant; immediately on involuntary termination of employment for cause or voluntary termination of employment without written consent of Mercantile; twelve months after termination of employment for disability; eighteen months after termination by reason of death; thirty-six months after termination by reason of retirement; or three months after termination for any other reason. Upon a change of control of Mercantile, all options become fully exercisable and include optional SARs for six months and one week following the change of control, whereby the optionee may elect to receive in cash the spread between the exercise price of the optionee's option and the fair market value of Mercantile's Common Stock (or the equivalent securities of the acquiring company) on the date of surrender.

<F2> Option values are based upon the Black-Scholes option pricing model. Such model assumes: (a) an option term of 10 years; (b) an expected risk-free rate of 6.18%; (c) a time weighted volatility of 0.186, calculated using stock prices for the five years (20 quarters) prior to the grant date; (d) a time weighted dividend yield of 3.95%, also based on the five-year quarterly data prior to the grant; and (e) a cumulative vesting restrictions discount of 9.86% on a weighted basis (3% for each year the options remain unvested).

<F3> Weighted Average.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END
OPTION VALUES

  The following table sets forth information concerning option exercises in the fiscal year ended December 31, 1994, and options remaining unexercised at December 31, 1994, by the individuals named in the Summary Compensation Table.


                                                                                         NUMBER OF          VALUE OF UNEXERCISED
                                                                                   SECURITIES UNDERLYING        IN-THE-MONEY
                                                                                  UNEXERCISED OPTIONS AT     OPTIONS AT FISCAL
                                                                                   FISCAL YEAR-END(#)         YEAR-END<F1> ($)

                                       SHARES ACQUIRED                                 EXERCISABLE/             EXERCISABLE/
            NAME                       ON EXERCISE ($)      VALUE REALIZED ($)         UNEXERCISABLE           UNEXERCISABLE
            ----                       ---------------      ------------------    ----------------------    --------------------
Thomas H. Jacobsen.................           0                      0                   195,374/               $2,007,467/
                                                                                         235,876                    75,599

Richard C. King....................           0                      0                     3,750/                      -0-/
                                                                                          36,000                       -0-

Michael J. Gorman..................           0                      0                   150,649/                3,718,289/
                                                                                             -0-                       -0-

Ralph W. Babb, Jr..................           0                      0                    25,875/                  219,000/
                                                                                          65,625                    18,438

W. Randolph Adams..................           0                      0                     9,375/                   25,781/
                                                                                          58,125                    25,781

-----
<F1> Based on a price per share of $31.25, being the last closing sale before the 1994 fiscal year end.

LONG-TERM INCENTIVE PLANS-AWARDS IN LAST FISCAL YEAR

  The following table sets forth information concerning stock-based awards granted to the individuals named in the Summary Compensation Table in the fiscal year ended December 31, 1994 under the Mercantile 1994 Stock Incentive Plan.

                                                                                           ESTIMATED FUTURE PAYOUTS UNDER
                                          NUMBER OF             PERFORMANCE OR               NON-STOCK PRICE-BASED PLANS
                                        SHARES, UNITS            OTHER PERIOD              ------------------------------
                                          OR OTHER             UNTIL MATURATION            MINIMUM                MAXIMUM
               NAME                    RIGHTS (#)<F1>             OR PAYOUT                  (#)                    (#)
               ----                    --------------          ----------------            -------                -------
Thomas H. Jacobsen.................        12,000               1/94 -  12/96               4,800                  12,000

Richard C. King....................         3,000               1/94 -  12/96               1,200                   3,000

Michael J. Gorman..................          N/A                     N/A                     N/A                     N/A

Ralph W. Babb, Jr..................         3,900               1/94 -  12/96               1,560                   3,900

W. Randolph Adams..................         3,900               1/94 -  12/96               1,560                   3,900

-----
<F1> The named individuals were granted Restricted Performance Units under the terms of the Mercantile 1994 Stock Incentive Plan. Such Restricted Performance Units are convertible into an equal number of shares of Mercantile's Common Stock upon the achievement of specified earnings per share growth targets. The executives will vest in 40% of the units if stated minimum performance is achieved with incremental increases in the percentage of units vesting up to 100% or the maximum amount of the grant in the event that the stated maximum performance is achieved. Failure to achieve the minimum performance target will result in forfeiture of the award. In the event of a change of control of Mercantile, as that term is defined in the 1994 Stock Incentive Plan, Restricted Performance Units are convertible into shares of Mercantile's Common Stock in proportion to the time elapsed between the beginning of the performance period to the change of control date as related to the entire performance period; the remainder would be converted into restricted stock on which restrictions would lapse on the date the performance period is scheduled to end.


EMPLOYMENT ARRANGEMENTS

  All executive officers named in the Summary Compensation Table (other than Mr. King), and certain other executive officers are parties to individual employment agreements with Mercantile. These agreements define each such executive officer's employment arrangement with Mercantile prior to a change of control of Mercantile. Terms of such employment agreements for all affected executive officers other than Mr. Jacobsen and Mr. Gorman expire on June 30, 1995. The agreements further provide that if the employment of the executive officer is terminated prior to the end of the term of the agreement by the executive officer for good reason or by Mercantile for any reason other than death, disability or cause, Mercantile will be obligated to continue the then-current base salary of the executive officer and all benefits for the remaining term of the agreement.

  Each of the executive officers named in the Summary Compensation Table (other than Mr. Gorman) and certain other executive officers are also protected by substantively similar contractual provisions from a decrease in compensation, benefits, title or duties for a period of three years after a change of control of Mercantile. Under such provisions, the executive officer will be entitled to receive an amount equal to the executive officer's then-current annual base salary and annual bonus in the event that the executive officer remains employed with Mercantile through the first anniversary of the change of control. Such agreements additionally provide that if there is a decrease in compensation and responsibilities of the executive officer or if the executive officer's employment is terminated for any reason other than good cause or if the officer resigns for good reason (or in the case of Mr. Jacobsen, if Mr. Jacobsen resigns for any reason within 13 months) after a change of control, Mercantile will be obligated to pay a lump-sum amount equal to twice the executive officer's then-current annual base salary and annual bonus, plus the value of certain other retirement benefits and other payments foregone due to the termination, and to continue all employee benefits through the remaining term of the agreement. If it is determined that any payments made to an executive officer pursuant to this agreement would subject the executive officer to an excise tax pursuant to Section 4999 of the Code, Mercantile will also be obligated to pay to the executive officer an additional amount sufficient to put the executive officer in the same after-tax position as he would have been in had no excise tax been imposed on such payment.

RETIREMENT PLANS

  The following table shows the estimated annual pension benefit payable to a covered participant at normal retirement age (65) under Mercantile's qualified Retirement Plan and Trust (the "Retirement Plan") as well as Mercantile's nonqualified Supplemental Retirement Plan (the "Supplemental Plan"). The Supplemental Plan provides benefits to certain participants that would otherwise be denied them by reason of certain Code limitations on Retirement Plan benefits.



                                                         PENSION PLAN TABLE

                                                                     YEARS OF SERVICE<F1><F2>
                                      -------------------------------------------------------------------------------------
           FINAL AVERAGE
             SALARY                      10                 15                 20                  25                 30
           -------------              --------           --------           --------            --------           --------
$  250,000......................      $ 40,709           $ 61,063           $ 81,417            $101,772           $122,126

   450,000......................        74,209            111,313            148,417             185,522            222,626

   650,000......................       107,709            161,563            215,417             269,272            323,126

   850,000......................       141,209            211,813            282,417             353,022            423,626

 1,050,000......................       174,709            262,063            349,417             436,772            524,126

 1,250,000......................       208,209            312,313            416,417             520,522            624,626

-----
<F1> The credited years of service for the five individuals listed in the Summary Compensation Table have been determined to be 12 for Mr. Jacobsen, 2 for Mr. King, 1 for Mr. Gorman, 15 for Mr. Babb, and 3 for Mr. Adams.

<F2> The maximum amount payable under the Retirement Plan is limited by the Code to $118,800 annually, subject to cost of living increases after 1994, certain transition rules applicable to benefits accrued before July 1, 1982, and reduction by reason of contributions under tax-qualified defined contribution plans maintained by Mercantile. To the extent benefits under the Retirement Plan are limited by the Code, they will be paid under the Supplemental Plan.

  Under these plans, eligible employees receive annual retirement benefits based upon the highest "Average Annual Salary" received for any period of 60 consecutive months preceding the date of termination of employment (the "Final Average Salary"). "Average Annual Salary" is defined as all compensation received by a participant for personal services performed for Mercantile or a subsidiary as an employee (other than compensation pursuant to plans, which is specifically excluded by the terms of the Retirement Plan and the Supplemental Plan). The compensation covered by the definition of "Average Annual Salary" for each of the five individuals named in the Summary Compensation Table is equal to the sum of the "Salary" and "Bonus" columns of the Summary Compensation Table with respect to each individual. The table above presents annual retirement benefits payable as a single life annuity under both plans combined. Such retirement benefits are not subject to reductions for Social Security benefits or other offset amounts.

       INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

  The officers and directors of Mercantile are at present, as in the past, customers of one or more of Mercantile's subsidiary banks and have had and expect to have transactions with such banks in the ordinary course of business. In addition, certain of the officers and directors of Mercantile are at present, as in the past, also officers, directors or principal shareholders of corporations which are customers of such banks and which have had and expect to have transactions with such banks in the ordinary course of business. All such transactions were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than normal risk of collectibility or present other unfavorable or unusual features.

            COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
             AMONG MERCANTILE, S&P 500 AND KBW 50 INDICES

  The following graph compares quarterly cumulative five-year shareholder returns (including reinvestment of dividends) on an indexed basis with the S&P 500 Stock Index and the Keefe, Bruyette & Woods 50 Index, which is composed of 50 of the nation's larger banking companies, including all money-center and most major regional banks.


                               [GRAPH]


Measurement Period               Mercantile ("MTL")           S&P 500            KBW 50
------------------               ------------------           -------            ------
(Fiscal Year Covered)
---------------------
Measurement Pt - 12/31/89        $100.0                       $100.0             $100.0
FYE 12/31/90                       86.0                         96.9               75.5
FYE 12/31/91                      160.8                        126.3              123.8
FYE 12/31/92                      213.1                        135.9              163.7
FYE 12/31/93                      205.4                        149.5              178.1
FYE 12/31/94                      220.6                        151.5              170.9

                         INDEPENDENT AUDITORS

  The firm of KPMG Peat Marwick has been selected as Mercantile's independent auditors for 1995. They were also Mercantile's independent auditors for 1994. A representative of KPMG Peat Marwick is expected to be present at the Annual Meeting of Shareholders. The representative shall have an opportunity to make a statement, if such representative desires to do so, and will be available to respond to appropriate questions.

                         SHAREHOLDER PROPOSALS

  All proposals of shareholders, including nominations of directors, intended to be presented at the 1996 Annual Meeting of Shareholders must be received in writing by the Corporate Secretary at Mercantile Bancorporation Inc., P.O. Box 524, St. Louis, Missouri 63166-0524, by November 25, 1995, in order to be considered for inclusion in Mercantile's proxy statement and proxy for the 1996 meeting.

                        DISCRETIONARY AUTHORITY

  The Board of Directors does not intend to present at the Annual Meeting of Shareholders any business other than that referred to in the accompanying Notice of Annual Meeting. It was not aware, as of a reasonable time before this solicitation of proxies, of any other matters which may properly be presented for action at the meeting. If any other matters should properly come before the meeting, the persons named in the enclosed form of proxy will have discretionary authority to vote the proxies in accordance with their best judgment in the interest of Mercantile.

March 24, 1995

   A COPY OF THE 1994 ANNUAL REPORT ON FORM 10-K FILED WITH THE
   SECURITIES AND EXCHANGE COMMISSION BY MERCANTILE MAY BE OBTAINED BY ANY SHAREHOLDER, WITHOUT CHARGE, UPON WRITTEN REQUEST TO JON W. BILSTROM, GENERAL COUNSEL AND SECRETARY, MERCANTILE BANCORPORATION INC., P.O. BOX 524, ST. LOUIS, MISSOURI 63166-0524.

                      MERCANTILE BANCORPORATION INC.
                 PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                              April 27, 1995

          The undersigned hereby appoint(s) T.H. JACOBSEN, R.W. BABB, JR. and J.W. BILSTROM, and each of them, with or without the others, proxies, with full power of substitution to vote on the following matters as directed hereon and in their discretion upon such other business as may properly come before the meeting, all shares of stock of Mercantile Bancorporation Inc. (the "Corporation") that the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Corporation to be held in the America's Center, Cervantes Convention Center Lecture Hall, 801 Convention Plaza, St. Louis, Missouri, on Thursday, April 27, 1995, at 10:00 A.M., local time, and all adjournments thereof, all in accordance with and as more fully described in the Notice and accompanying Proxy Statement for such meeting, receipt of which is hereby acknowledged.

1.   Election of Class I Directors

     Election of four Class I directors to hold office for terms of three years expiring in 1998 or until their successors shall have been duly elected and qualified.

     NOMINEES:  THOMAS A. HAYS, HARVEY SALIGMAN, PATRICK T.
     STOKES AND JOHN A. WRIGHT

2.   Election of Class II Director

     Election of Francis A. Stroble as a Class II director to hold office for a term of one year expiring in 1996 or until his successor shall have been duly elected and qualified.

3. In their discretion, upon any other business which may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER
DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S).  IF NO
DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF
ALL NOMINEES LISTED.  THE PROXIES CANNOT VOTE YOUR SHARES UNLESS
YOU SIGN AND RETURN THIS CARD.

                                                           SEE REVERSE SIDE

1.   Election of Class I Directors (see reverse)

          / /  FOR            / /  WITHHELD

     For, except vote withheld from the following nominee(s):

     -------------------------------------------------------

2.   Election of Class II Director (see reverse)

          / /  FOR            / /  WITHHELD

3. In their discretion, upon any other business which may properly come before the meeting


          (change of address)


          ------------------------------

          ------------------------------

          ------------------------------

          If you have written in the above space, please mark the corresponding box on this card.


4.   / /  Check here if address change is noted above

5.   / /  Check here if you will attend meeting



SIGNATURE(S):  --------------------------   DATE: -------------------



SIGNATURE(S):  --------------------------   DATE: -------------------

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


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